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     Because  the  electronic  format  of filing  Form  N-SAR  does not  provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Blue Chip Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $0                $0.00            8,082,407         $22.92


     Class B      $0                $0.00            7,941,163         $21.81


     Class C      $0                $0.00            426,274  $21.87


     Class I      $0                $0.00            155,018  $23.03





     Evergreen Equity Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $8,021,042        $0.39            22,664,259        $21.43


     Class B      $1,530,464        $0.22            5,730,082         $21.26


     Class C      $419,265          $0.23            1,999,330         $21.23


     Class I      $13,327,682       $0.45            29,461,165        $21.43


     Class R      $12               $0.24            49                $21.42




















     Evergreen Growth and Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $27,999  $0.00            17,468,892        $20.85


     Class B      $0                $0.00            13,808,908        $19.72


     Class C      $0                $0.00            5,874,866         $19.72


     Class I      $114,794 $0.03            3,932,105         $21.16





     Evergreen Large Cap Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $299,760          $0.09            4,287,651         $10.36


     Class B      $12,556           $0.01            1,918,518         $10.34


     Class C      $8,084            $0.01            1,049,269         $10.35


     Class I      $47,600  $0.10            609,535  $10.36





     Evergreen Mid Cap Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $0                $0               299,205  $14.88


     Class B      $0                $0               222,902  $14.77


     Class C      $0                $0               211,794  $14.76


     Class I      $0                $0               213,649  $14.92





     Evergreen Small Cap Value Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $1,113,840        $0.51            3,193,802         $20.94


     Class B      $34,313  $0.51            268,313  $21.11


     Class C      $28,978  $0.51            260,953  $21.12


     Class I      $4,920,988        $0.51            10,147,115        $21.36





     Evergreen Special Values Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      $0                $0               26,194,968        $25.16


     Class B      $0                $0               8,233,981         $24.54


     Class C      $0                $0               4,313,124         $24.61


     Class I      $193,009 $0.005           39,655,439        $25.28


     Class R      $0                $0               1,068             $25.12